UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2005
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-31468 (Commission File Number)	98-0428969 (I.R.S. Employer Identification No.)
Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 296-5550
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
EX-1.1: UNDERWRITING AGREEMENT
EX-5.1: OPINION OF CONYERS DILL & PEARMAN

Item 1.01 Entry into a Material Definitive Agreement.
     Montpelier Re Holdings Ltd. (the “Company”) has entered into an agreement to issue and sell 25,850,926 common shares pursuant to an underwriting agreement dated September 15, 2005 (the “Underwriting Agreement”) between the Company and Lehman Brothers Inc. All shares were offered by the Company and were sold under the Company’s Form S-3 shelf registration statements. The net proceeds to the Company, based upon a public offering price of $24.00 per share, after deducting underwriting discounts and commissions and the estimated expenses of the offering payable by the Company, are expected to be approximately $600.0 million. The Underwriting Agreement provides that the underwriter’s obligation to purchase the shares depends on the satisfaction of certain conditions contained in the Underwriting Agreement. In addition, the Company and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated into this report by reference.
Item 8.01 Other Events.
     The Company filed an abbreviated Registration Statement on Form S-3 (File No. 333-128358) pursuant to Rule 462(b) on September 15, 2005. The opinion of Conyers Dill & Pearman delivered in connection therewith is filed as Exhibit 5.1 hereto and is incorporated into this report by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
The following exhibits are filed as part of this report:
1.1 Underwriting Agreement, dated September 15, 2005, between the Company and Lehman Brothers Inc.
5.1 Opinion of Conyers Dill & Pearman

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

September 20, 2005	By: /s/ Jonathan B. Kim

Date	Name: Jonathan B. Kim
Title: General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 15, 2005, between the Company and Lehman Brothers Inc.

5.1	Opinion of Conyers Dill & Pearman.